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                                                                 EXHIBIT (a)(6)


ATRION CORPORATION
ONE ALLENTOWN PARKWAY
ALLEN, TEXAS  75002

                                                                         ATRION
                                                                   NEWS RELEASE


FOR IMMEDIATE RELEASE


                          ATRION CORPORATION ANNOUNCES
                      COMMENCEMENT OF ISSUER TENDER OFFER

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ALLEN, TEXAS (MARCH 18, 2003) - ATRION CORPORATION (NASDAQ/NM-ATRI) ANNOUNCED
THAT IT IS COMMENCING TODAY ITS TENDER OFFER TO PURCHASE UP TO 350,000 SHARES OF ITS OUTSTANDING COMMON STOCK AT A PRICE OF $23.00 PER SHARE. THE TENDER OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 14, 2003, UNLESS EXTENDED. TENDERS OF SHARES MUST BE MADE PRIOR TO THE EXPIRATION OF THE TENDER OFFER AND SHARES MAY BE WITHDRAWN AT ANYTIME PRIOR TO THE EXPIRATION OF THE TENDER OFFER.

ON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS, STOCKHOLDERS WILL HAVE THE OPPORTUNITY TO TENDER ALL OR A PORTION OF THEIR SHARES AT A PRICE OF $23.00 PER SHARE. IF STOCKHOLDERS PROPERLY TENDER MORE THAN 350,000 SHARES OF COMMON STOCK PURSUANT TO THE TENDER OFFER, THE COMPANY WILL PURCHASE SHARES TENDERED BY STOCKHOLDERS ON A PRO RATA BASIS. STOCKHOLDERS WHOSE SHARES ARE PURCHASED IN THE TENDER OFFER WILL BE PAID THE PURCHASE PRICE NET IN CASH, WITHOUT INTEREST, PROMPTLY AFTER THE EXPIRATION OF THE TENDER OFFER. STOCKHOLDERS WHOSE SHARES ARE NOT PURCHASED IN THE TENDER OFFER WILL HAVE THEIR SHARES RETURNED TO THEM, FREE OF CHARGE, PROMPTLY AFTER THE EXPIRATION OF THE TENDER OFFER. THE TENDER OFFER IS NOT CONTINGENT ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. HOWEVER, THE TENDER OFFER IS SUBJECT TO A NUMBER OF OTHER CONDITIONS SPECIFIED IN THE OFFER TO PURCHASE.

INNISFREE M&A INCORPORATED IS THE INFORMATION AGENT FOR THE TENDER OFFER AND ANY QUESTIONS CONCERNING THE TENDER OFFER OR REQUESTS FOR COPIES OF THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED AT (212) 750-5833 (BANKS AND BROKERAGE FIRMS) OR
(888) 750-5834 (ALL OTHERS TOLL FREE). THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS ARE BEING MAILED TO REGISTERED STOCKHOLDERS AND ARE BEING MADE AVAILABLE FOR DISTRIBUTION TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK.

ATRION CORPORATION DESIGNS, DEVELOPS, MANUFACTURES, SELLS AND DISTRIBUTES PRODUCTS AND COMPONENTS PRIMARILY TO MEDICAL MARKETS WORLDWIDE.


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THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR THE SOLICITATION OF AN
OFFER TO SELL ANY SHARES OF ATRION'S COMMON STOCK. THE OFFER TO PURCHASE ATRION'S COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE TENDER OFFER DOCUMENTS (INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) THAT ARE BEING MAILED TO STOCKHOLDERS OF RECORD AND ARE BEING MADE


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ATRI Announces Commencement of Issuer Tender Offer
MARCH 18, 2003                                                           PAGE 2
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AVAILABLE FOR DISTRIBUTION TO BENEFICIAL HOLDERS OF THE COMPANY'S COMMON STOCK
AT NO EXPENSE TO THEM. STOCKHOLDERS SHOULD READ CAREFULLY THE TENDER OFFER DOCUMENTS (INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS MAY ALSO OBTAIN A FREE COPY OF THE TENDER OFFER DOCUMENTS (INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) THAT ARE BEING FILED BY ATRION WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV OR FROM THE INFORMATION AGENT, INNISFREE M&A INCORPORATED, AT (888) 750-5834

CONTACT:    JEFFERY STRICKLAND
            VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
            (972) 390-9800


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